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                                                                      EXHIBIT 21

                             SERVICE EXPERTS, INC.
                    LIST OF SUBSIDIARIES AS OF MAY 15, 1997

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                                                                STATE OF
                            NAME                              INCORPORATION
                            ----                              -------------
AC Service & Installation Co., Inc./
  Donelson Air Conditioning Company, Inc....................  Tennessee
Air-Conditioning and Heating Unlimited, Inc. ...............  Tennessee
Air Experts, a United Services Co., Inc. ...................  Missouri
Arrow Heating & Air Conditioning, Inc. .....................  Wisconsin
Automated Air, Inc. d/b/a Chief Heating and Air
  Conditioning..............................................  Tennessee
B & B Air Conditioning, Inc. ...............................  Tennessee
B. W. Heating & Cooling, Inc. ..............................  Tennessee
Bauer Heating & Air Conditioning, Inc. .....................  Tennessee
Brand Heating & Air Conditioning, Inc. .....................  Indiana
Claire's Air Conditioning and Refrigeration, Inc............  Tennessee
Coastal Air Conditioning Service, Inc. .....................  Georgia
Comerford's Heating and Air Conditioning, Inc. .............  California
Comfortech, Inc. ...........................................  Tennessee
Contractor Success Group, Inc...............................  Missouri
Custom Air Conditioning, Inc. d/b/a Service Experts of Palm
  Beach.....................................................  Tennessee
Dial One Raymond Plumbing, Heating & Cooling, Inc. d/b/a
  Dial One Service Champions................................  Tennessee
Eisenbach Enterprises, Inc. ................................  Texas
Falso Service Experts, Inc. d/b/a Falso Heating and Sheet
  Metal Co., Inc. ..........................................  New York
Frees Service Experts, Inc. ................................  Texas
Freschi Air Systems, Inc. ..................................  Tennessee
Gaddis Co. d/b/a Desert Air Conditioning....................  Tennessee
Gilley's-Quality Heating & Cooling, Inc. ...................  Louisiana
Gordon's Specialty Company..................................  Tennessee
Hardwick Air Masters, Inc. d/b/a Airmasters, Inc. ..........  Arkansas
Island Air Conditioning, Inc. ..............................  Tennessee
Norrell Heating and Air Conditioning Company, Inc. .........  Alabama
Pardee Refrigeration Company Incorporated...................  Tennessee
Parker Heating & Air Conditioning, Incorporated.............  Tennessee
Service Experts of Raleigh, Inc. d/b/a
  Piedmont Service Experts, Inc.............................  Tennessee
Roland J. Down, Inc.........................................  New York
Rolf Coal and Fuel Corp. ...................................  Indiana
Royden, Inc.................................................. Utah
Sanders Indoor Comfort, Inc. ...............................  Tennessee
Service Experts of Indianapolis, Inc........................  Indiana
Service Experts of Palm Springs, Inc. ......................  California
Stark Services Company, Inc.................................  Tennessee
Superior Air Conditioning Co., Inc..........................  Tennessee
Sylvester's Corp. ..........................................  Indiana
Sunbeam Service Experts, Inc. ..............................  New York
Vision Holding Company, Inc. ...............................  Missouri
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